UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2010

Conolog Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	00-08174	22-1847286
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

5 Columbia Road, Somerville, New Jersey		08876
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (908) 722-8081

n/a
(Former name or former address, if changed from last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 18, 2010, Conolog Corporation (the “Company”) entered into an Amendment No. 1 to the Subscription Agreement (the “Amendment”) with the parties identified on the signature pages thereto, pursuant to which certain provisions of that certain Subscription Agreement (the “Agreement”), dated August 3, 2009, by and among the Company and the parties identified on the signature pages thereto, were amended.

Pursuant to the Amendment, (i) Section 12(b) Favored Nations Provision of the Agreement is deleted in its entirety, (ii) Section 3.1 Holder’s Conversion Rights of Exhibit A to the Subscription Agreement, the Form of Note, is amended so that the Fixed Conversion Price is $.60, and (iii) all future Class C Common Stock Purchase Warrants issued upon exercise of the Class B Common Stock Purchase Warrants shall have a Purchase Price equal to $.50 per share.

On June 18, 2010, the Company entered into an Amendment No. 1 to the Class C Common Stock Purchase Warrant(the “Warrant Amendments”) with Alpha Capital Anstalt, Osher Capital Partners LLC, and Whalehaven Capital Fund Limited (the “Holders”), amending the Class C Common Stock Purchase Warrant (the “Warrant”) issued to the Holders on August 3, 2009. Pursuant to the Warrant Amendments, (i) the Purchase Price shall be $0.50 per share, and (ii) Section 3.4 Share Issuance is deleted in its entirety.

On June 18, 2010, the Company entered into an Amendment No. 1 to Secured Convertible Note (the “Note Amendments”) with the Holders amending the Secured Convertible Note (the “Note”) issued to the Holders on August 3, 2009. Pursuant to the Note Amendments, Section 3.1 Holder’s Conversion Rights is amended and restated in its entirety such that subject to Section 3.2 of the Note, the Holder shall have the right, but not obligation at all times, to convert all or any portion of the then aggregate outstanding Principal Amount of the Note, into shares of Common Stock, subject to the terms and conditions set forth in Article III of the Note at the rate of $0.60.

The Company has determined that the changes described above, to the August 3rd Subscription Agreement, will allow the conversion feature and underlying warrants to be treated as indexed to the Company’s own stock, and therefore, these conversion features and warrants are not a derivative liability.

The Company also reduced the exercise price for outstanding warrants issued to the placement agent in this transaction and/or the placement agent’s employees to $0.60 per share.

All other terms of the Agreement, the Warrant,and the Note, shall remain in full force and effect. See the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 6, 2009 for a detailed description of the Agreement, the Warrant, and the Note.

The foregoing descriptions of the Amendment, the Warrant Amendments, and the Note Amendments do not purport to be complete and are qualified in its entirety by reference to the Amendment, the Warrant Amendments, and the Note Amendments, which are attached as exhibits to this Current Report and are incorporated into this Item by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)      Exhibits:

Exhibit	Description
No.

4.1	Form of Amendment No. 1 to the Class C Common Stock Purchase Warrant.
4.2	Form of Amendment No. 1 to Secured Convertible Note.
10.1	Amendment No. 1 to the Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOLOG CORPORATION

By:/s/ Robert Benou
Robert S. Benou
Chief Executive Officer

Dated: July 14, 2010